Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PowerReviews, LLC, formerly PowerReviews, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-179811 and 333-182362) of Bazaarvoice, Inc. of our report dated May 9, 2012, except for Note 2, Capitalized Software and Note 11 as to which the date is June 22, 2012, relating to the financial statements of PowerReviews, Inc., which appears in this Current Report on Form 8-K/A of Bazaarvoice, Inc. dated July 12, 2012.

San Francisco, California

/s/ BDO USA, LLP

July 12, 2012